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                                                                EXHIBIT 10(h)

                       SEPARATION AGREEMENT AND GENERAL RELEASE


    THIS SEPARATION AGREEMENT AND GENERAL RELEASE (the "Agreement") is entered into by LEO L. AZURE JR. (hereinafter referred to as "Executive") and OMEGA ENVIRONMENTAL, INC., its officers, directors, employees, agents, affiliates, ventures and subsidiaries (hereinafter referred to as the "Company") as of August 8, 1996.
                                       RECITALS

    A. Executive has been employed by the Company and will resign as an employee, officer and Board Chairman of the Company effective August 8, 1996.

    B. Executive and the Company wish to enter into an agreement to clarify and resolve any matters that may exist between them arising out of the employment relationship and its termination, and any continuing obligations of the parties to one another following the end of the employment relationship.

    C. The Company has advised Executive of his right to consult an attorney prior to signing this Agreement and has provided him with at least 21 days to consider its severance offer and to seek legal assistance. Executive has consulted with an attorney of his choice and understands that he is waiving all potential claims against the Company.

    D. This Agreement is not and should not be construed as an admission or statement by either party that it or any other party has acted wrongfully or unlawfully. Both parties expressly deny any wrongful or unlawful action.

                                      AGREEMENTS

    NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and representations below, it is agreed as follows:

    1.   EMPLOYMENT:  ENDING DATE AND RESPONSIBILITIES

    Executive's employment with the Company and his positions as an officer and Chairman of the Board will terminate effective August 8, 1996. Executive confirms his resignation as an employee and from any and all positions and titles other than Chairman Emeritus with the Company as of August 8, 1996.

    Executive has no further duties or responsibilities to the Company after August 8, 1996, except as specified herein or arise by virtue of his serving on the Board of Directors of the Company .

    2.   SEVERANCE AND OTHER PAYMENTS

    Upon execution of this Agreement by all parties, the Company agrees to provide Executive one year's severance pay in the amount of $100,000. Such severance pay shall be provided in one lump sum payment less any and all applicable deductions.



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    3.   BENEFITS

    The parties agree that Executive's COBRA rights to continue health insurance benefits for Executive and his dependents shall commence August 8, 1996. The Company agrees to pay for such benefits through August 8, 1997 unless Executive obtains equivalent coverage elsewhere. Furthermore, the Company agrees to allow Executive to assume ownership of existing life insurance on his life, provided, however, that all premiums on such policies are Executive's responsibility after the date hereof.

    4.   PROPERTY

    Executive confirms that upon termination of employment, he will turn over to the Company all files, memoranda, records, credit cards, and other documents or physical property which he received from the Company or its executives or generated himself in the course of his employment with the Company, other than those that are necessary for his functioning as a member of the Board of Directors. The foregoing notwithstanding, the Company agrees to transfer to Executive ownership and title to the 1990 Lexus LS400 automobile currently in the Executive's possession (VIN # JT8UF11E1L0010037).

    5.   VALID CONSIDERATION

    Executive and the Company agree that the Company's severance payments and other undertakings herein are not required by the Company's policies or procedures and are offered by the Company solely as consideration for the Executive's execution of this Agreement.

    6.   EXPENSES

         The Company shall reimburse Executive for valid expenses incurred on the Company's behalf prior to August 8, 1996, upon presentation of properly documented expense reports.

    7.   CONFIDENTIALITY

    The terms of this Agreement shall be confidential, except to the extent that disclosure by either party is required by law or is necessary to obtain financial or legal advice or assistance or is required in connection with generally accepted accounting principles (such recipients are hereby "Recipients of Confidential Information"). The terms of this subparagraph 8.a. shall be binding upon the parties hereto and Recipients of Confidential Information.

    8.   AVAILABILITY AND CONSULTATION

    Executive agrees to provide such advice and assistance as is reasonably necessary for the Company to accomplish an effective transition of his duties; such assistance to be provided from time to time at such times as shall be mutually agreeable. He further agrees to make himself reasonably available to the Company, its agents and advisors for the purpose of enabling the Company to defend against or assert any legal actions in which the Company determines he may have knowledge or



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information. All of Executive's expenses associated with this consultation, testimony and/or preparation shall be borne by Company.

    9.   PROPRIETARY INFORMATION

    Executive recognizes that he has had access to or been engaged in the development of information (including all tangible and intangible manifestations) regarding the patents, copyrights, trademark, trade secrets, technology, clients, acquisitions, prospects, shareholders, business and finances of the Company. All of this information, except information that is in the public domain prior to the date of this Agreement, which comes into the public domain after the date of this Agreement through no fault of Executive or that would have been readily ascertainable by Executive using proper means is collectively referred to as "Proprietary Information." For the three year period ending on March 31, 1999, Executive shall keep in confidence and trust all Proprietary Information and shall not disclose any Proprietary Information without the prior written consent of the Company, except as may be required by law.
    10.  GENERAL RELEASE OF CLAIMS BY EXECUTIVE

    Executive, individually and for and on behalf of his heirs, spouse, assigns, executors, administrators, agents and representatives, hereby fully, completely and finally waive, release and forever discharge the Company and its former and current assigns, executors, administrators, officers, directors, shareholders, agents, representatives, attorneys, employees, predecessors, subsidiaries, and affiliated companies from any and all claims, demands, suits, liabilities, debts and obligations of any kind or nature, known or unknown, that he has had, now has, or may have in the future as to matters in any way connected with his employment with the Company (including his service as an officer and director) and the termination thereof. It is understood that this release includes, but is not limited to, any form of shareholder claims or actions and any claims for wages, bonuses, employment benefits, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any legal restriction on the Company's right to terminate employees, or any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Federal Age Discrimination in Employment Act, the Washington Law Against Discrimination, or any other legal limitation on the employment relationship. Executive represents that he has not filed any complaints, charges or lawsuits against the Company with any governmental agency, any court, or in any other forum, and agrees that he will not initiate, assist or encourage any such actions. This waiver and release shall not waive or release claims where the events in dispute first arise after execution of this Agreement, nor shall it preclude Executive from filing a lawsuit for the exclusive purpose of enforcing his rights under this Agreement. If litigation becomes necessary to enforce any provision of this Agreement, the prevailing party shall be entitled to receive, as an additional award to any damages hereunder, reasonable attorneys' fees, and costs of litigation.



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    11.  GENERAL RELEASE OF CLAIMS BY THE COMPANY

    The Company expressly waives any claims that it may have against Executive and releases Executive from any claims for damages of any kind whatsoever that may exist as of the date of execution of this Agreement.

    This provision shall not operate to waive or release claims where the act(s) forming the basis for liability to the Company constitute a criminal act under either federal or Washington law. Nothing herein shall preclude the Company from filing a lawsuit for the exclusive purpose of enforcing its rights under this Agreement.

    12.  INDEMNIFICATION

    Company shall defend and indemnify Executive and hold Executive harmless from and against any and all claims that may be asserted against Executive by third parties (including derivative claims asserted by third parties on behalf of Company) that are connected with Executive's employment by Company (including his service as an officer and director) to the extent permitted by applicable law. The foregoing rights are in addition to any other rights to which Executive may be entitled under any other agreement, policy, bylaw, insurance policy, ordinance, statute or other provision.

    13.  REVIEW AND REVOCATION PERIOD; EFFECTIVE DATE

    Executive and the Company agree that Executive shall have 21 days to review this Agreement and consult legal counsel if he so chooses, during which time the proposed terms of this Agreement shall not be amended, modified or revoked by the Company. Executive may revoke this Agreement if he so chooses by providing notice of his decision to revoke the Agreement to the Company within seven days following the date he signs this Agreement. This Agreement shall become effective and enforceable upon expiration of this seven-day revocation period.

    14.  SEVERABILITY

    The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

    15.  KNOWING AND VOLUNTARY AGREEMENT

    Executive represents and agrees that he has read this Agreement, understands its terms and the fact that it releases any claim he might have against the Company, understands that he has consulted counsel of his choice, and enters into this Agreement without duress or coercion from any source.

    16.  ENTIRE AGREEMENT

    This Agreement sets forth the entire understanding between Executive and the Company on these subjects and supersedes any prior agreements or understandings, express or implied, pertaining to the terms of his employment with the Company and the termination of the employment relationship. Executive acknowledges that in executing



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this Agreement, he does not rely upon any representation or statement by any representative of the Company concerning the subject matter of this Agreement, except as expressly set forth in the text of this Agreement.

    17.  ARBITRATION

    Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in Seattle, Washington, unless the parties mutually agree otherwise.

    In the event any party to this Agreement institutes any legal action or arbitration in connection with any claim or controversy arising out of or related to this Agreement, the arbitrators may, in their discretion, award costs, including reasonable attorneys' fees, expert witness fees, and other expenses in such proportion as the tribunal deems proper.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

OMEGA ENVIRONMENTAL, INC.              EXECUTIVE

By:  /s/ Louis J. Tedesco              /s/ Leo L. Azure, Jr.
   --------------------------------     --------------------------------
       Louis J. Tedesco                Leo L. Azure, Jr.
Title:  President & CEO

Dated:  9/5/96                          Dated:  9/11/96
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